Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 7, 2017, relating to the consolidated financial statements of Organovo Holdings, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K, for the year ended March 31, 2017, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 8, 2018